UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 9, 2012

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33888	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 LILLINGTON PARKWAY
LILLINGTON, NORTH CAROLINA 27546
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (910) 514-9701

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See  General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 9, 2012, the Board of Directors of the Company (the “Board”) adopted resolutions approving Amendment No. 2 ( “Amendment No. 2”) of the Company’s Amended and Restated Bylaws (the “Bylaws”), as amended by the First Amendment to the Amended and Restated Bylaws.  Amendment No. 2 is effective as of January 9, 2012.

Amendment No. 2 amends Section 1.2 of the Bylaws to provide that special meetings of stockholders for any purpose or purposes may be called at any time (a) by the Board of Directors of the Company pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office, or (b) by the Chief Executive Officer of the Company.   Previously, Section 1.2 of the Bylaws provided that special meetings of stockholders for any purpose or purposes may be called at any time (a) by the Board of Directors of the Company pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office, (b) by the Chief Executive Officer of the Company or (c) upon written request of the stockholders holding at least a majority of the voting power of all of then outstanding shares of capital stock of the Company entitled to vote generally.

The Bylaws were previously filed as an exhibit to the Form 8-A filed by the Company on May 23, 2008.  The First Amendment to the Bylaws were previously filed as an exhibit to the Form 8-K filed by the Company on January 28, 2010.  The description of Amendment No. 2 of the Bylaws set forth herein is qualified in its entirety to the full text of such amendment, which is filed as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

3(ii) Amendment No. 2 to the Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 9, 2012

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
3(ii)	Amendment No. 2 to the Amended and Restated Bylaws